EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated February 17, 2006, relating to the financial statements, management’s assessment on the effectiveness of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting, appearing in the Annual Report on Form 10-K of American Ecology Corporation for the year ended December 31, 2005.
/s/  Moss Adams LLP
Los Angeles, California
February 2, 2007